Exhibit 11.1

CCEP SHARE DEALING CODE
APPROVED BY THE BOARD OF DIRECTORS ON 22 MAY 2025

Share Dealing Rules Summary

This is a summary – please read the whole code so you understand what you need to do. The meanings of the words in bold are in Schedule 1.

PART A – Applies to all directors and employees of Coca-Cola Europacific Partners plc (the “Company”) and of its subsidiaries (the “Group”)

If you have inside information:

1.You must not Deal in any Company Securities

2.You must not recommend or encourage anyone else to Deal in Company Securities – even if you will not profit from such dealing.

PART B – Applies to employees included on “Project Lists” that have restricted status, those on the “Restricted Dealing List” and PDMRs. If you do not know whether you are in this category, ask Company Secretariat.

1.Employees who fall under Part B must get permission before Dealing in Company Securities. If clearance is granted, the Deal must take place as soon as possible and in any event within 48 hours on business days of receiving clearance, after which clearance will lapse.

2.No employees who fall under Part B must Deal in Company Securities during a Closed Period.

PART C – Additional obligations on PDMRs

1.You must notify the Company of those who are PCAs (persons closely associated with you – see Schedule 1). You are also required under law to notify your PCAs of their obligations in writing and to keep a copy of the notification. Example notifications to PCAs and investment managers of these obligations, as well as a notification for PCAs to their own investment managers, can be found under Schedules 4, 5 and 6 of this code.

2.Your PCAs must obtain clearance before Dealing in Company Securities.

3.If clearance is granted, the Deal must take place as soon as possible and in any event within two business days (48 hours) of receiving clearance, after which clearance will lapse.

4.You and your PCAs must then notify any transactions in Company Securities to the Company Secretariat within two business days of the transaction date. See Part C for further detail as to how such notifications should be made.
5.The Company must announce these transactions within two business days of being notified and will also make the required notification to the FCA and AFM on your behalf.[1]

An example of a share dealing clearance form for those subject to the obligations in Parts B and C can be found in Schedule 2 of this code. If these obligations apply to you, you should have access to an online portal to request clearance at ccepprojectlists.com. If you encounter any issues with requesting clearance via the portal, email the Company Secretary at secretariat@ccep.com.

Introduction

This code sets out the rules on Dealing in any Company Securities.

The purpose of this code is to ensure that the directors, employees and PDMRs of the Company do not abuse, and do not place themselves under suspicion of abusing, Inside Information and comply with their obligations under EU MAR and UK MAR and any relevant EU-level or national-level measures supporting the implementation of EU MAR and/or UK MAR. You must also comply with other relevant legal and regulatory requirements, including the provisions of the UK Criminal Justice Act 1993, the Dutch Financial Supervision Act, the Spanish Securities Market Act, the Spanish Criminal Code and US federal insider trading laws as well as any similar local legal requirements.

Failure to comply with this code may result in internal disciplinary action. Depending on the circumstances, such non-compliance may also constitute a civil and/or criminal offence.

If you have any questions about this code, or if you are not sure whether or not you can Deal in Company Securities at any particular time, please email the Company Secretary at secretariat@ccep.com or contact your local Head of Legal.

Who does the code apply to?

•Part A applies to all directors and employees of the Group.

•Part B applies to employees who are on Project Lists that have restricted status, those on the Restricted Dealing List, as well as PDMRs.

•Part C contains certain additional obligations that apply only to PDMRs.

CCEP uses a system called Insidertrack to manage Project Lists, the Restricted Dealing List and the clearance to deal process. You will be informed via an email notification from Insidertrack if: (i) you are added to a Project List or the Restricted Dealing List; and/or (ii) any list you are on changes status. You will be asked to acknowledge your responsibilities and the implications under this code and the UK MAR if this occurs.

If you wish to request clearance to Deal, please visit ccepprojectlists.com

PART A – OBLIGATIONS ON ALL DIRECTORS AND GROUP EMPLOYEES

Part A of this code applies to all directors and employees of the Group as follows:

1.You must not Deal in any Company Securities if you are in possession of Inside Information about the Group. You must also not recommend or encourage someone else to Deal in Company Securities at that time – even if you will not profit from such Dealing[2]

2.You must not disclose any confidential information about the Group (including any Inside Information) except where you are required to do so as part of your employment or duties. You should not share the Group’s confidential information with family, friends or business acquaintances.

3.You may, from time to time, have Inside Information about another company (for example, one of the Group’s customers or suppliers). You must not deal in the securities of any company when you have Inside Information about it.

PART B - OBLIGATIONS FOR EMPLOYEES ON PROJECT LISTS AND/OR THE RESTRICTED LIST AND PDMRS

Part B applies to employees who are on Project Lists that have restricted status and those on the Restricted Dealing List, as well as PDMRs as follows:

1.Clearance to Deal

1.1.You must not Deal for yourself or for anyone else, directly or indirectly, in Company Securities without obtaining clearance from the Company in advance.

1.2.Applications for clearance to Deal should be made via the Company’s Project Lists portal, or such other method or forms as the Company Secretary may determine from time to time. If you are not able to apply via the Company’s Project Lists portal, please do so in writing using the form set out in Schedule 2 and submit it to the Company Secretary.

1.3.You must not submit an application for clearance to Deal if you are in possession of Inside Information. If you become aware that you are or may be in possession of Inside Information after you submit an application, you must inform the Company Secretary as soon as possible and you must refrain from Dealing (even if you have been given clearance).

1.4.You will receive a written response to your application, normally within five business days. The Company will not normally give you reasons if you are refused permission to Deal. You must keep any refusal confidential and not discuss it with any other person.

1.5.If you are given clearance, you must Deal as soon as possible and in any event within forty-eight hours on business days of receiving clearance, after which clearance will lapse.

1.6.Clearance to Deal may be given subject to conditions. Where this is the case, you must observe those conditions when Dealing.

1.7.You must not enter into, amend or cancel a Trading Plan or an Investment Programme under which Company Securities may be purchased or sold unless clearance has been given to do so. This includes the UK Share Incentive Plan (SIP) and the Employee Share Purchase Plan (ESPP).

1.8.Different clearance procedures will apply where Dealing is being carried out by the Company in relation to an employee share plan (e.g. if the Company is making an option grant or share award to you, or shares are receivable on vesting under a long-term incentive plan). You will be notified separately of any arrangements for clearance if this applies to you.

1.9.If you act as the trustee of a trust, you should speak to the Company Secretary about your obligations in respect of any Dealing in Company Securities carried out by the trustee(s) of that trust.

1.10.You should seek further guidance from the Company Secretary before transacting in:

(A)    units or shares in a collective investment undertaking (e.g. a UCITS or an Alternative Investment Fund) which holds, or might hold, Company Securities; or

(B)     financial instruments which provide exposure to a portfolio of assets which has, or may have, an exposure to Company Securities.

This is the case even if you do not intend to transact in Company Securities by making the relevant investment or divestment.

2. Further guidance

If you are uncertain as to whether or not a particular transaction requires clearance, you must obtain guidance from the Company Secretary before carrying out that transaction.

PART C – ADDITIONAL PROVISIONS FOR PDMRS

The additional obligations set out in Part C of this code apply only to PDMRs as follows:

1.PCAs

You and your PCAs must seek clearance to Deal in advance.

2.    Circumstances for refusal

You will not ordinarily be given clearance to Deal in Company Securities during any period when there exists any matter which constitutes Inside Information or during a Closed Period.

3.    Notification of transactions

3.1    You must notify the Company in writing of every Notifiable Transaction in Company Securities conducted for your account as soon as practicable and in any event within two business days of the transaction date. Notifications to the Company should be made via the Company’s Project Lists portal, or such other method or forms as the Company Secretary may determine from time to time. If you are not able to make a notification via the Company’s Project Lists portal, please do so in writing using the form set out in Schedule 3 and submit it to the Company Secretary.

3.2    The Company must announce these notifications promptly and in any event within two business days of being notified of a transaction.

3.3    UK MAR requires you to notify the FCA of every Notifiable Transaction in Company Securities conducted for your account; however, the Company will make the required notification to the FCA on your behalf provided all the necessary information has been received from you within two business days of the transaction date.

3.4    EU MAR requires you to notify the AFM of every Notifiable Transaction in Company Securities conducted for your account; however, the Company will make the required notification to the AFM on your behalf provided all the necessary information has been received from you within two business days of the transaction date.

3.5    You should ensure that your investment managers (whether discretionary or not) notify you of any Notifiable Transactions conducted on your behalf promptly so as to allow you to notify the Company within this time frame.

3.6    If you are uncertain as to whether or not a particular transaction is a Notifiable Transaction, you must obtain guidance from the Company Secretary.

4.    PCAs and investment managers

4.1    You must provide the Company with a list of your PCAs and notify the Company on an ongoing basis of any changes that need to be made to that list.

4.2    You must ask your PCAs not to Deal (whether directly or through an investment manager):

(A)    in Company Securities during Closed Periods; and

(B)    on considerations of a short-term nature.

4.3    A sale of Company Securities which were acquired less than a year previously will be considered to be a Dealing of a short-term nature.

4.4    Your PCAs are also required to notify the Company, within the time frames given in paragraph 3.1, of every Notifiable Transaction conducted for their account. Such notification must be made according to the template in Schedule 3. Your PCAs are also required to notify the FCA and AFM of every Notifiable Transaction conducted for their account; however, the Company will make the required notification on their behalf provided all the necessary information has been received from the PCA within two business days of the transaction date.

4.5    You should inform your PCAs in writing of these requirements and keep a copy. A letter that you can use to do this is provided at Schedule 4.

4.6    You should ask your investment managers (whether or not discretionary) in writing not to Deal in Company Securities on your behalf during Closed Periods and inform them of your obligations in respect of Notifiable Transactions. A letter that you can use to do this is provided at Schedule 5.

4.7    Your PCAs should also ask their investment managers (whether or not discretionary) in writing not to Deal in Company Securities on their behalf during Closed Periods and inform them of their obligations in respect of Notifiable Transactions. A letter that your PCAs can use to do this is provided at Schedule 6.

Schedule 1 Defined terms

“AFM” means the Dutch Authority for the Financial Markets.

“Closed Period” means any of the following:

if the Company publishes a preliminary announcement of the Company’s annual results which contains all the Inside Information expected to be included in the Company’s annual report, the period of 30 calendar days immediately preceding (and including) the date of the preliminary announcement or, if longer, the period from the end of the relevant financial year up to and including the date of that announcement;

if the Company does not publish a preliminary announcement of the Company’s annual results which contains all the Inside Information expected to be included in the Company’s annual report, in respect of the publication of the Company’s annual report, the period of 30 calendar days immediately preceding (and including) the date of publication of the Company’s annual report or, if longer, the period from the end of the relevant financial year up to and including the date of such publication; and

in respect of the publication of the Company's half yearly and quarterly results, the period of 30 calendar days immediately preceding (and including) the date of the relevant results announcement or, if longer, the period from the end of the relevant financial period up to and including the date of the relevant results announcement.

“the Company” means Coca-Cola Europacific Partners plc

“Company Securities” means any publicly traded or quoted shares or debt instruments of the Company (or of any of the Company’s subsidiaries or subsidiary undertakings) or derivatives or other financial instruments linked to any of them, including phantom options.

“Dealing” (together with corresponding terms such as “Deal” and “Deals”) means any type of transaction in Company Securities, including purchases, sales, the exercise of options, the receipt of shares under share plans or by way of gift (e.g. a long-term service award), using Company Securities as security for a loan or other obligation, borrowing and lending Company Securities and entering into, amending or terminating any agreement in relation to Company Securities (e.g. a Trading Plan).

“Dutch Financial Supervision Act” means Wet op het financieel toezicht.

“EU Market Abuse Regulation” or “EU MAR” means the EU Market Abuse Regulation (596/2014)

“FCA” means the UK Financial Conduct Authority.

“the Group” means the Company and its subsidiaries.

“Inside Information” means information which relates to the Company or any Company Securities, which is not publicly available, which, if it were made public, would be likely to have a non-trivial effect on the price of Company Securities and which an investor would be likely to use as part of the basis of his or her investment decision.

“Investment Programme” means a share acquisition scheme relating only to the Company’s shares under which: (A) shares are purchased by a Restricted Person pursuant to a regular standing order or direct debit or by regular deduction from the person’s salary or director’s fees; or (B) shares are acquired by a Restricted Person by way of a standing election to re-invest dividends or other distributions received; or (C) shares are acquired as part payment of a Restricted Person’s remuneration or director’s fees.[3]

“Notifiable Transaction” means any transaction relating to Company Securities conducted for the account of a PDMR or PCA, whether the transaction was conducted by the PDMR or PCA or on his or her behalf by a third party and regardless of whether or not the PDMR or PCA had control over the transaction. This captures every transaction which changes a PDMR’s or PCA’s holding of Company Securities (e.g. a long-term service award), even if the transaction does not require clearance under this code. It also includes gifts of Company Securities, the grant of options or share awards, the exercise of options or vesting of share awards and transactions carried out by investment managers or other third parties on behalf of a PDMR, including where discretion is exercised by such investment managers or third parties and including under Trading Plans or Investment Programmes.

“PCA” means a person closely associated with a PDMR, being:

the spouse or civil partner of a PDMR;

a PDMR’s child or stepchild under the age of 18 years who is unmarried and does not have a civil partner;

a relative who has shared the same household as the PDMR for at least one year on the date of the relevant Dealing; or

a legal person, trust or partnership, the managerial responsibilities of which are discharged by a PDMR (or by a PCA referred to in paragraphs (A), (B), or (C) of this definition), which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person or which has economic interests which are substantially equivalent to those of such a person.

“PDMR” means a person discharging managerial responsibilities in respect of the Company, being either:
a director of the Company; or

any other employee who has been designated by the Board and told that he or she is a PDMR.

“Project Lists” means the lists of Restricted Persons associated with and involved in certain confidential projects being undertaken by the Group, by virtue of which they may come into possession of Inside Information. Those added to a Project List will receive a notification to this effect and will be subject to Part B of this code.

“Restricted Dealing List” means the list of Restricted Persons who, for so long as they remain on the Restricted Dealing List, will be subject to Part B of this code regardless of whether or not they are included on any Project List by virtue of the sensitive Group information (which may include Inside Information) available to them on a day to day basis in the undertaking of their role.

“Restricted Person” means:
a PDMR; or

any other person who has been told by the Company that the clearance procedures in Part ~~A~~ B of this code apply to him or her.

“Spanish Criminal Code” means the Spanish Ley Orgánica 10/1995, de 23 de noviembre dei Código Penal.

“Spanish Securities Market Act” means the Restated Text of the Spanish Securities Market Act approved by Royal Legislative Decree 4/2015 dated 23 October 2015.

“Trading Plan” means a written plan entered into by a Restricted Person and an independent third party, for example a US 10b5-1 plan, that sets out a strategy for the acquisition and/or disposal of Company Securities by the Restricted Person, and:

specifies the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in;

gives discretion to that independent third party to make trading decisions about the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in; or

includes a method for determining the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in.[4]

“UK Market Abuse Regulation” and “UK MAR” means the retained EU law version of the EU Market Abuse Regulation that applies in the UK from the end of the Brexit transition period (11.00pm GMT on 31 December 2020)

Schedule 2
Clearance application template
Coca-Cola Europacific Partners plc (the “Company”)
Application for clearance to deal

If you wish to apply for clearance to deal under the Company’s dealing code, please complete and send a copy of this form to the Company Secretary for approval electronically (please sign it by way of electronic signature). If clearance to deal is granted it will only be valid for a limited time period. Please see the Company’s dealing code for further details.
Coca-Cola Europacific Partners plc
I, …………………………………………………………………… (BLOCK CAPITALS PLEASE)

Location …………………………………….. Telephone: ……………………….…

Email address: ……………………….…

in accordance with the Company’s dealing code (the “Code”), hereby request clearance to deal as indicated below:

DESCRIPTION OF THE SECURITIES	Please provide a description of the securities (e.g. a share, a debt instrument, a derivative or a financial instrument linked to a share or debt instrument)
NUMBER OF SECURITIES OR AMOUNT TO BE INVESTED/DIVESTED	Please enter the number of securities or the financial consideration to be realised/paid for the purchase or sale of securities
FULL NAME(S) OF PERSON DEALING	If not you, please give name and relationship to you
NATURE OF INTEREST	Please state whether held personally, as a trustee or held in trust on your behalf

NATURE OF TRANSACTION	Please state whether, e.g. sale, purchase, ISA investment, exercise under Executive Share Option Plan, etc.
OTHER DETAILS	Please include all other relevant details which might reasonably assist the person considering your application for clearance (e.g. the transfer will be for no consideration).

If you are applying to deal in exceptional circumstances, please include a written explanation of such circumstances.

If you are apply for clearance to enter into, amend or cancel an investment programme or trading plan, please provide full details of the relevant programme or plan or attach a copy of its terms.
I confirm that the information in this form is accurate and complete. I am not in possession of any Inside Information (as defined in the Code) relating to the Group or Company Securities (as defined in the Code). If this should change at any time before the transaction, I undertake not to proceed with the transaction and inform the Company Secretary.

I undertake to deal as soon as possible after clearance has been given, and in any event within forty-eight hours on business days of clearance being received. I understand that any clearance to deal is no longer valid beyond that time.

[For PDMRs only] I will submit a Transaction Notification Form to the Company Secretary as soon as possible and in any event no later than two business days after the transaction takes place.

Please confirm that clearance has been granted for the above transactions to take place by counter-signing this using an electronic signature and returning this form to the Company Secretary electronically.

Signed……………………………………… Dated………………………………………

Schedule 3
Notification template
Coca-Cola Europacific Partners plc (the “Company”)
Transaction notification form
Please send your completed form to the Company Secretary. If you require any assistance in completing this form, please contact the Company Secretary.

1	Details of PDMR / PCA
a)	Name	[Include first name(s) and last name(s).] [If the PCA is a legal person, state its full name including legal form as provided for in the register where it is incorporated, if applicable.]
b)	Position / status	[For PDMRs, state job title e.g. CEO, CFO.] [For PCAs, state that the notification concerns a PCA and the name and position of the relevant PDMR.]
c)	Initial notification / amendment	[Please indicate if this is an initial notification or an amendment to a prior notification. If this is an amendment, please explain the previous error which this amendment has corrected.]
2	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument, Identification code	Ordinary shares of €0.01 each in the Company (“Ordinary Shares”) GB00BDCPN049
b)	Nature of the transaction	[State the nature of the instrument e.g. a share, a debt instrument, a derivative or a financial instrument linked to a share or debt instrument.]
c)	Price(s) and volume(s)
		Price(s)	Volume(s)

[Where more than one transaction of the same nature (purchase, disposal, etc.) of the same financial instrument are executed on the same day and at the same place of transaction, prices and volumes of these transactions should be separately identified in the table above, using as many lines as needed. Do not aggregate or net off transactions.]

[In each case, please specify the currency and the metric for quantity.]

d)	Aggregated information –Aggregated volume –Weighted average price –Price
[Please aggregate the volumes of multiple transactions when these transactions:

-    relate to the same financial instrument;
-    are of the same nature;
-    are executed on the same day; and
-    are executed at the same place of transaction.]

[Please state the metric for quantity.]

[Please provide:
-    in the case of a single transaction, the price of the single transaction; and
-    in the case where the volumes of multiple transactions are aggregated, the weighted average price of the aggregated transactions.]
[Please state the currency.]

e)	Date of the transaction	[Date of the particular day of execution of the notified transaction, using the date format: YYYY-MM-DD and please specify the time zone.]
f)	Place of the transaction	[Please name the trading venue where the transaction was executed. If the transaction was not executed on any trading venue, please state ‘outside a trading venue’ in this box.]

Schedule 4
Notification to PCAs[5]

Dear [●]

Coca-Cola Europacific Partners plc (“CCEP” or the “Company”)

I am formally notifying you of the following:

1. I am [a Director/Person Discharging Managerial Responsibilities in respect of the Company and, as such, am] a restricted person who is subject to the terms of the CCEP share dealing code (the “Code”) for dealing in the securities of the Company.

2. You are a 'person closely associated' with me.

You are therefore subject to certain restrictions and obligations as follows:

Notification of transactions

The EU Market Abuse Regulation (“EU MAR”) and the UK Market Abuse Regulation (“UK MAR”) and any relevant EU-level or national-level measures supporting the implementation of EU MAR and/or UK MAR requires you to notify the Company of every Notifiable Transaction conducted on your account (whether carried out by you or on your behalf) relating to any shares or debt instruments of the Company (or of any of the Company’s subsidiaries or subsidiary undertakings) or derivatives or other financial instruments linked to any of them (“Company Securities”).

For these purposes, a “Notifiable Transaction” is any transaction relating to Company Securities conducted for your account, whether it was conducted by you or on your behalf by a third party, and regardless of whether or not you had control over the transaction. This captures every transaction which changes your holding of Company Securities. It includes gifts of Company Securities and transactions carried out by investment managers or other third parties on your behalf, including where those investment managers exercise discretion.
These notifications need to be made by you to the Company as soon as possible and in any event by no later than two business days after the date of the transaction. The notifications must follow the form of the template in the Annex[6] to this letter.

UK MAR also requires you to notify the UK Financial Conduct Authority (the “FCA”) of every Notifiable Transaction conducted on your account. Unless you notify the Company to the contrary, the Company will assume that it has the authority to make these notifications to the FCA on your behalf, if you have provided the required information.

EU MAR also requires you to notify the Dutch Authority for the Financial Markets (the “AFM”) of every Notifiable Transaction conducted on your account. Unless you notify the Company to the contrary, the Company will assume that it has the authority to make these notifications to the AFM on your behalf, if you have provided the required information.

If you deal in Company Securities (or if anyone deals in Company Securities on your behalf) at any time, please contact the Company Secretary as soon as possible so that she can assist you in making the necessary notifications.

Short-term dealings

I am required to ask you not to deal on considerations of a short-term nature. A sale of Company Securities which were acquired less than a year previously will be considered to be dealing of a short-term nature. I therefore request that you take this into account when dealing in Company Securities.

Finally, if there are any investment managers who act on your behalf, please make them aware of your obligations as set out in this letter.

Closed periods

There are certain periods each year known as ‘closed periods’, during which your dealing in Company Securities is prohibited. In general, a ‘closed period’ means any of the following:

•if the Company publishes a preliminary announcement of the Company’s annual results which contains all the inside information expected to be included in the Company’s annual report, the period of 30 calendar days immediately preceding (and including) the date of the preliminary announcement or, if longer, the period from the end of the relevant financial year up to and including the date of that announcement;
•if the Company does not publish a preliminary announcement of the Company’s annual report which contains all the inside information expected to be included in the Company’s annual report, in respect of the publication of the Company’s annual report, the period of 30 calendar days immediately preceding (and including) the date of publication of the Company’s annual report or, if longer, the period from the end of the relevant financial year up to and including the date of such publication; and
• in respect of the publication of the Company's half yearly and quarterly results, the period of 30 calendar days immediately preceding (and including) the date of the relevant results announcement or, if longer, the period from the end of the relevant financial period up to and including the date of the relevant results announcement.

I will notify you whenever there is a closed period.

Due to the strict regulatory requirements imposed on persons closely associated with me, please note that you will not be able to deal in Company Securities during such closed periods.

Please acknowledge receipt of this letter by signing and returning a copy of it to me.

If you have any questions in relation to the above, please contact me.

Yours sincerely,

[Name]
[On copy]

I acknowledge receipt of this letter and also acknowledge the requirements set out in it.

Signed……………………………………… Dated………………………………………

Schedule 5
PDMR’s notification to investment managers

Dear [●]

Dealings in the securities of Coca-Cola Europacific Partners plc (“CCEP” or the “Company”)

This notification is being sent to you in connection with the obligations set out under the EU Market Abuse Regulation (“EU MAR”) and the UK Market Abuse Regulation (“UK MAR”) and any relevant EU-level or national-level measures supporting the implementation of EU MAR and/or UK MAR.

I am formally notifying you of the following:

1. I am [a Director/Person Discharging Managerial Responsibilities in respect of the Company and, as such, am] a restricted person who is subject to the terms of the CCEP share dealing code (the “Code”) for dealing in the securities of the Company.

2. You are a 'relevant investment manager' in relation to me.

You are therefore subject to certain restrictions and obligations as follows:

Notification of transactions

EU MAR and UK MAR requires me to notify the Company of every Notifiable Transaction conducted on my account relating to any shares or debt instruments of the Company (or of any of the Company’s subsidiaries or subsidiary undertakings) or derivatives or other financial instruments linked to any of them (“Company Securities”).

For these purposes, a “Notifiable Transaction” is any transaction relating to Company Securities conducted for my account. This captures every transaction which changes my holding of Company Securities. It includes gifts of Company Securities (e.g. a long-term service award) and transactions carried out by investment managers or other third parties on my behalf, including where those investment managers exercise discretion.

Please make these notifications on my behalf to the Company as soon as possible and in any event by no later than two business days after the date of the transaction (please copy me in your notification so I am aware that a notification has been made). The notifications must follow the form of the template in the Annex[7] to this letter.

UK MAR also requires me to notify the UK Financial Conduct Authority (the “FCA”) of every Notifiable Transaction conducted on my account. The Company will make these notifications on my behalf, provided that you provide all the required information.

EU MAR also requires me to notify the Dutch Authority for the Financial Markets (the “AFM”) of every Notifiable Transaction conducted on my account. The Company will make these notifications on my behalf, provided that you provide all the required information.

If you deal in Company Securities at any time on my account, please contact the Company Secretary as soon as possible so that she can assist you in making the necessary notifications.

Short-term dealings

I am required not to deal on considerations of a short-term nature. A sale of Company Securities which were acquired less than a year previously will be considered to be dealing of a short-term nature. I therefore request that you take this into account when dealing in Company Securities on my behalf.

Closed periods
There are certain periods each year known as ‘closed periods’, during which your dealing in Company Securities is prohibited. In general, a ‘closed period’ means any of the following:

•if the Company publishes a preliminary announcement of the Company’s annual results which contains all the inside information expected to be included in the Company’s annual report, the period of 30 calendar days immediately preceding (and including) the date of the preliminary announcement or, if longer, the period from the end of the relevant financial year up to and including the date of that announcement;

•if the Company does not publish a preliminary announcement of the Company’s annual report which contains all the inside information expected to be included in the Company’s annual report, in respect of the publication of the Company’s annual report, the period of 30 calendar days immediately preceding (and including) the date of publication of the Company’s annual report or, if longer, the period from the end of the relevant financial year up to and including the date of such publication; and

• in respect of the publication of the Company's half yearly and quarterly results, the period of 30 calendar days immediately preceding (and including) the date of the relevant results announcement or, if longer, the period from the end of the relevant financial period up to and including the date of the relevant results announcement.

I will notify you of any future closed periods.

Due to the strict regulatory requirements imposed on relevant investment managers in relation to me, please note that you will not be able to deal in Company Securities during such closed periods.

Please acknowledge receipt of this letter by signing and returning a copy of it to me.

If you have any questions in relation to the above, please contact me.

Yours sincerely,

[Name]

[On copy]

I acknowledge receipt of this letter and also acknowledge the requirements set out in it.

Signed……………………………………… Dated………………………………………

Schedule 6
PCA’s notification to investment managers

Dear [●]

Dealings in the securities of Coca-Cola Europacific Partners plc (“CCEP” or the “Company”)

This notification is being sent to you in connection with the EU Market Abuse Regulation (“EU MAR”) and the UK Market Abuse Regulation (“UK MAR”) and any relevant EU-level or national-level measures supporting the implementation of EU MAR and/or UK MAR.

I am formally notifying you of the following:

1. I am a person closely associated with [a Director/Person Discharging Managerial Responsibilities in respect of the Company and am subject to certain restrictions and obligations in relation to dealing in the securities of the Company.

2. You are a 'relevant investment manager' in relation to me.

You are therefore subject to certain restrictions and obligations as follows:

Notification of transactions

EU MAR and UK MAR requires me to notify the Company of every Notifiable Transaction conducted on my account relating to any shares or debt instruments of the Company (or of any of the Company’s subsidiaries or subsidiary undertakings) or derivatives or other financial instruments linked to any of them (“Company Securities”).

For these purposes, a “Notifiable Transaction” is any transaction relating to Company Securities conducted for my account. This captures every transaction which changes my holding of Company Securities. It includes gifts of Company Securities and transactions carried out by investment managers or other third parties on my behalf, including where those investment managers exercise discretion.

Please make these notifications on my behalf to the Company as soon as possible and in any event by no later than two business days after the date of the transaction (please copy me in your notification so that I am aware that a notification has been made). The notifications must follow the form of the template in the Annex[8] to this letter.

UK MAR also requires me to notify the UK Financial Conduct Authority (the “FCA”) of every Notifiable Transaction conducted on my account. The Company will make these notifications on my behalf, provided that you provide all the required information.

EU MAR also requires me to notify the Dutch Authority for the Financial Markets (the “AFM”) of every Notifiable Transaction conducted on my account. The Company will make these notifications on my behalf, provided that you provide all the required information.

If you deal in Company Securities at any time on my account, please contact the Company Secretary as soon as possible so that she can assist you in making the necessary notifications.

Short-term dealings

I am required not to deal on considerations of a short-term nature. A sale of Company Securities which were acquired less than a year previously will be considered to be dealing of a short-term nature. I therefore request that you take this into account when dealing in Company Securities on my behalf.

Closed periods
There are certain periods each year known as ‘closed periods’, during which your dealing in Company Securities is prohibited. In general, a ‘closed period’ means any of the following:

•if the Company publishes a preliminary announcement of the Company’s annual results which contains all the inside information expected to be included in the Company’s annual report, the period of 30 calendar days immediately preceding (and including) the date of the preliminary announcement or, if longer, the period from the end of the relevant financial year up to and including the date of that announcement;

•if the Company does not publish a preliminary announcement of the Company’s annual report which contains all the inside information expected to be included in the Company’s annual report, in respect of the publication of the Company’s annual report, the period of 30 calendar days immediately preceding (and including) the date of publication of the Company’s annual report or, if longer, the period from the end of the relevant financial year up to and including the date of such publication; and

• in respect of the publication of the Company's half yearly and quarterly results, the period of 30 calendar days immediately preceding (and including) the date of the relevant results announcement or, if longer, the period from the end of the relevant financial period up to and including the date of the relevant results announcement.

I will notify you of any future closed periods.

Due to the strict regulatory requirements imposed on relevant investment managers in relation to me, please note that you will not be able to deal in Company Securities during such closed periods.

Please acknowledge receipt of this letter by signing and returning a copy of it to me.
If you have any questions in relation to the above, please contact me.

Yours sincerely,

[Name]

[On copy]

I acknowledge receipt of this letter and also acknowledge the requirements set out in it.

Signed……………………………………… Dated………………………………………

[1] Provided that the necessary information related to the transaction has been received by you from your broker within two business days of the transaction date
[2] Authorised dealings pursuant to an approved share scheme may continue.
[3] The status of Investment Programmes under EU MAR and UK MAR and, more particularly, the ability of a PDMR to carry out transactions under an Investment Programme during ~~MAR~~ Closed Periods, remains uncertain. Until further guidance is available, the Company may, when considering an application from a Restricted Person for clearance to enter into an Investment Programme, grant clearance on the condition that no purchases or sales of Companies Securities under the Investment Programme take place during ~~MAR~~ Closed Periods.
[4] The status of Trading Plans under the Market Abuse Regulation and, more particularly, the ability of a PDMR to carry out transactions under a Trading Plan during Closed Periods, remains uncertain. Until further guidance is available, the Company may, when considering an application from a Restricted Person for clearance to enter into a Trading Plan, grant clearance on the condition that no purchases or sales of Company Securities under the Trading Plan take place during ~~MAR~~ Closed Periods.
[5] Please contact the Company Secretary if you require a translation of any of the notifications in this code.
[6] Please see the Annex in Schedule 3.
[7] Please see the Annex in Schedule 3.
[8] Please see the Annex in Schedule 3.